EXHIBIT 2.5

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A:         Plan of Merger (see Exhibit 2.4)

Schedule 2.0:      TTI Schedule of Exceptions

         Schedule 2.1:     Foreign Qualifications
         Schedule 2.3:     TTI Capitalization
         Schedule 2.7:     TTI Financial Statements
         Schedule 2.10:    Absence of Certain Changes
         Schedule 2.11:    Agreements and Commitments
         Schedule 2.12:    Intellectual Property
         Schedule 2.13:    Compliance with Laws
         Schedule 2.15(a): List of Employment Contracts Not Terminable at Will
         Schedule 2.15(c): Employee Benefit Plans
         Schedule 2.15(f): List of Employees/Consultants and Compensation
         Schedule 2.19:    List of Insurance Policies
         Schedule 2.21:    Hazardous Material Exceptions
         Schedule 2.22:    Government Contracts


Schedule 3.0:      Palomar Schedule of Exceptions

         Schedule 3.3:     Palomar Capitalization as of 2/16/96
         Schedule 3.5:     Absence of Certain Changes